EXHIBIT 12.01


                                                   The Travelers Inc. and Subsidiaries
                                            Computation of Ratio of Earnings to Fixed Charges
                                               (In millions of dollars, except for ratio)



                                                                                       Nine months ended September 30,
                                                                                     ----------------------------------

                                                                                              1994                   1993
                                                                                              ----                   ----

              Income before income taxes, minority interest and cumulative
                effect of changes in accounting principle                                  $1,530               $  1,077
              Elimination of undistributed equity earnings                                      -                    (82)
              Pre-tax minority interest                                                         -                    (27)
              Interest                                                                        875                    500
              Portion of rentals deemed to be interest                                         99                     31
                                                                                            -----                  -----
                Earnings available for fixed charges                                       $2,504                 $1,499
                                                                                            =====                  =====
              Fixed charges
              -------------
              Interest                                                                       $875                 $  500
              Portion of rentals deemed to be interest                                         99                     31
                                                                                            -----                  -----
                Fixed charges                                                              $  974                 $  531
                                                                                            =====                  =====

              Ratio of earnings to fixed charges                                              2.57x                 2.82x
                                                                                             =====                 =====
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